Exhibit 15


LETTER ON UNAUDITED INTERIM FINANCIAL INFORMATION

                             Paul J. Roth
                  Certified Public Accountant, P.C.
                         266 O'Connell Street
                      Massapequa Park, NY 11762
             Tel: (516) 798-5155 ---- Fax: (516) 798-3366


To Whom it May Concern,

      I, the undersigned accountant, have compiled the unaudited interim financial information presented on the balance sheet of Baltia Air Lines, Inc., as of March 31, June 30 and September 30, 2001 and the related statements of income, and retained earnings for the periods then ended, in accordance with standards established by the American Institute of Certified Public Accountants.

      This letter acknowledges my awareness that this unaudited interim financial information is being used, by incorporation and in Form 10-QSB Exhibits, to Baltia Air Lines's Form S-8 submission to the Securities Exchange Commission.

      The accountant is not independent.

Respectfully Submitted,

/s/ ___ PAUL J. ROTH ___
Paul J. Roth
Certified Public Accountant